Exhibit 99.1

Clipper Realty Inc. Announces First Quarter 2019 Results

NEW YORK, May 9, 2019 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended March 31, 2019.

Highlights for the Three Months Ended March 31, 2019

●

Recorded quarterly revenues of $27.7 million for the first quarter 2019, representing an increase of 2.9% compared to the same period in 2018. Residential rental income increased 8.3% and 6.8% at the Flatbush Gardens and Tribeca House properties, respectively

●	Recorded quarterly income from operations of $8.1 million for the first quarter 2019, representing an increase of 24.7% compared to the same period in 2018
●	Recorded quarterly net operating income (“NOI”)[1] of $14.7 million for the first quarter 2019, representing an increase of 3.7% compared to the same period in 2018
●

Recorded quarterly net loss of $0.1 million for the first quarter 2019, compared to net loss of $9.0 million for the same period in 2018 or $2.0 million excluding a non-recurring $7.0 million loss on extinguishment of debt, representing a loss reduction of 93.4% compared to the prior-year period

●	Recorded quarterly adjusted funds from operations (“AFFO”)[1] of $5.3 million for the first quarter 2019, representing an increase of 64.2% compared to the same period in 2018
●

Achieved record quarterly cash flow from operations of $12.0 million for the first quarter 2019, compared to $10.8 million for the same period in 2018 or $7.5 million excluding a non-recurring $3.3 million cash collection related to prior years, representing an increase of 59.3% compared to the prior-year period

●	Declared a dividend of $0.095 per share for the first quarter 2019

The Company also announced today that Lawrence Kreider, Jr., its Chief Financial Officer, intends to retire effective June 30, 2019. Mr. Kreider has been Chief Financial Officer since the Company’s formation in 2015. Michael Frenz, presently the Company’s Head of Capital Markets, will become Chief Financial Officer effective upon Mr. Kreider’s retirement. Mr. Frenz joined the Company in June 2017 in his current role. Previously Mr. Frenz spent almost two decades in investment banking and private equity, including at Goldman Sachs and FBR, where he executed the Company’s Rule 144A offering in August 2015 and initial public offering in February 2017. Mr. Frenz holds a Bachelor of Science degree from The Wharton School and an M.B.A. from Columbia Business School.

David Bistricer, Co-Chairman and Chief Executive Officer, commented,

“We are very pleased with our first quarter 2019 results, with solid revenue growth reflecting the quality of our property portfolio and the operational excellence of our team. With strong management and prudent capital improvements, we believe our properties will contribute meaningfully to our cash flow growth over time. As we progress through 2019 and beyond, we remain focused on executing our strategic initiatives, which include driving cash flow, increasing scale, enhancing efficiencies through asset repositioning and expertly operating our high-quality portfolio, to create long-term value for our shareholders. We are excited to continue to grow our portfolio this year by bringing on-line the 107 Columbia Heights property and repositioning and leasing, at market rates, the space at the 10 West 65th Street property that was previously occupied by Touro College. In addition, as previously disclosed, we signed a lease with the City of New York for renewal of its commercial leases at the 250 Livingston Street property, which will commence upon expiration of the current leases in August 2020.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release

On behalf of the entire Company, we thank Larry for his significant contributions to Clipper Realty. Personally, I thank Larry for being a true partner and a valued and effective member of our leadership team. His contributions have strengthened our organization and positioned us well for the future. I am also thrilled to welcome Michael as our incoming CFO. Michael’s strong financial skills, management experience and first-hand knowledge of our operations will help drive our strategic vision for the future. Larry and Michael will work with our executive management, finance and accounting teams over the next several months to ensure an orderly transition.”

Financial Results

For the first quarter of 2019, revenues grew by $0.8 million, or 2.9%, to $27.7 million, compared to $26.9 million for the first quarter of 2018. The growth was primarily attributable to improvements in occupancy and rental rates at the Flatbush Gardens and Tribeca House properties, which had residential rental income increases of 8.3% and 6.8%, respectively, compared to the first quarter of 2018. These increases were partially offset by a $0.3 million decrease in residential rental income at the 10 West 65th Street property compared to the first quarter of 2018 resulting from the repositioning of forty units previously leased to the building’s prior owner. Commercial rental income grew by $0.1 million, or 2.1%, to $7.3 million (excluding a $0.5 million non-recurring, non-cash write-off of a straight-line rent balance related to a tenant lease amendment at the Tribeca House property), compared to $7.2 million for the first quarter of 2018.

For the first quarter of 2019, net loss was $0.1 million, or $0.01 per share, compared to a net loss of $9.0 million, or $0.21 per share, for the first quarter of 2018 or $2.0 million, or $0.05 per share, excluding a non-recurring $7.0 million loss on extinguishment of debt. The improvement was primarily attributable to the revenue increases discussed above, lower general and administrative expenses, lower interest expense from the refinancings of the Flatbush Gardens and Tribeca House properties in February 2018, and lower purchase accounting amortization associated with the 10 West 65th Street property acquisition. These improvements were partially offset by higher property taxes and higher interest expense (including non-cash debt cost amortization) from the refinancing of the 250 Livingston Street property in December 2018.

For the first quarter of 2019, AFFO was $5.3 million, or $0.12 per share, compared to $3.2 million, or $0.07 per share, for the first quarter of 2018. The increase was primarily attributable to the revenue increases discussed above, lower general and administrative expenses, and lower interest expense from the February 2018 refinancings, partially offset by higher property taxes and higher interest expense from the December 2018 refinancing.

For the first quarter of 2019, net cash provided by operating activities was $12.0 million, compared to $10.8 million for the first quarter of 2018 or $7.5 million excluding collection of a non-recurring receivable relating to prior years at the 141 Livingston Street property. The increase was primarily attributable to improved operating results and continued strong collection of recurring receivables.

Balance Sheet

At March 31, 2019, notes payable (excluding unamortized loan costs) was $924.9 million, compared to $925.6 million at December 31, 2018; the decrease reflected scheduled principal amortization.

Capital Expenditures

The Company continues to strategically develop its properties, selectively repositioning assets and driving ongoing rent growth. For the first quarter of 2019, the Company incurred $11.2 million of capital expenditures, compared to $12.6 million for the first quarter of 2018. These capital expenditures were largely related to renovation projects at the 107 Columbia Heights property; since acquisition, the Company has funded $5.7 million of these expenditures under a $14.7 million construction loan. Other capital expenditures included unit upgrades at the Tribeca House, Flatbush Gardens and 10 West 65th Street properties, and expenditures to comply with various local New York City laws.

Dividend

The Company today declared its first quarter dividend of $0.095 per share to shareholders of record on May 21, 2019, payable May 29, 2019.

Conference Call and Supplemental Material

The Company will host a conference call on May 9, 2019, at 5:00 PM Eastern Time to discuss the first quarter 2019 results. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 671041. A replay of the call will be available from May 9, 2019, following the call, through May 23, 2019, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 671041. Supplemental data to this release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (“SEC”) will be filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning the timing of certain acquisitions, the amount of capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018, and other reports filed from time to time with the SEC.

Contact:

Michael Frenz, Head of Capital Markets

(718) 438-2804 x2274

M: (917) 576-7750

Email: mfrenz@clipperrealty.com

Clipper Realty Inc.
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$497,343	$497,343
Building and improvements	483,786	479,360
Tenant improvements	3,051	3,051
Furniture, fixtures and equipment	11,052	10,978
Real estate under development	132,181	125,467
Total investment in real estate	1,127,413	1,116,199
Accumulated depreciation	(94,823)	(90,462)
Investment in real estate, net	1,032,590	1,025,737

Cash and cash equivalents	29,379	37,028
Restricted cash	13,255	8,836
Tenant and other receivables, net of allowance for doubtful accounts of $2,714 and $2,624, respectively	2,908	3,580
Deferred rent	1,851	2,485
Deferred costs and intangible assets, net	9,665	9,964
Prepaid expenses and other assets	7,506	13,378
TOTAL ASSETS	$1,097,154	$1,101,008

LIABILITIES AND EQUITY
Liabilities:
Notes payable, net of unamortized loan costs of $11,218 and $12,049, respectively	$913,683	$913,564
Accounts payable and accrued liabilities	12,562	12,550
Security deposits	6,704	6,637
Below-market leases, net	2,469	2,923
Other liabilities	4,489	3,849
TOTAL LIABILITIES	939,907	939,523

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized,17,812,755 shares issued and outstanding	178	178
Additional paid-in-capital	92,980	92,945
Accumulated deficit	(29,687)	(27,941)
Total stockholders' equity	63,471	65,182
Non-controlling interests	93,776	96,303
TOTAL EQUITY	157,247	161,485

TOTAL LIABILITIES AND EQUITY	$1,097,154	$1,101,008

Clipper Realty Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

REVENUES
Residential rental income	$20,772	$19,679
Commercial rental income	6,880	7,189
TOTAL REVENUES	27,652	26,868

OPERATING EXPENSES
Property operating expenses	7,563	7,256
Real estate taxes and insurance	5,731	5,348
General and administrative	1,668	3,138
Depreciation and amortization	4,549	4,596
TOTAL OPERATING EXPENSES	19,511	20,338

INCOME FROM OPERATIONS	8,141	6,530

Interest expense, net	(8,274)	(8,543)
Loss on extinguishment of debt	-	(6,981)

Net loss	(133)	(8,994)

Net loss attributable to non-controlling interests	79	5,364
Net loss attributable to common stockholders	$(54)	$(3,630)

Basic and diluted net loss per share	$(0.01)	$(0.21)

Weighted average common shares / OP units
Common shares outstanding	17,813	17,813
OP units outstanding	26,317	26,317
Diluted shares outstanding	44,130	44,130

Clipper Realty Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(133)	$(8,994)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,361	4,043
Amortization of deferred financing costs	504	521
Amortization of deferred costs and intangible assets	307	671
Amortization of above- and below-market leases	(424)	(479)
Loss on extinguishment of debt	-	6,981
Deferred rent	634	256
Stock-based compensation	156	568
Change in fair value of interest rate caps	-	(227)
Changes in operating assets and liabilities:
Tenant and other receivables	672	3,026
Prepaid expenses, other assets and deferred costs	5,812	4,190
Accounts payable and accrued liabilities	(646)	(912)
Security deposits	67	389
Other liabilities	640	779
Net cash provided by operating activities	11,950	10,812

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(10,208)	(10,112)
Net cash used in investing activities	(10,208)	(10,112)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds and costs from sale of common stock	-	(6)
Payments of mortgage notes	(711)	(579,231)
Proceeds from mortgage notes	-	607,120
Dividends and distributions	(4,261)	(4,254)
Loan issuance and extinguishment costs	-	(8,338)
Net cash (used in) provided by financing activities	(4,972)	15,291

Net (decrease) increase in cash and cash equivalents and restricted cash	(3,230)	15,991
Cash and cash equivalents and restricted cash - beginning of period	45,864	21,670
Cash and cash equivalents and restricted cash - end of period	$42,634	$37,661

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$37,028	$7,940
Restricted cash	8,836	13,730
Total cash and cash equivalents and restricted cash - beginning of period	$45,864	$21,670

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$29,379	$24,070
Restricted cash	13,255	13,591
Total cash and cash equivalents and restricted cash - end of period	$42,634	$37,661

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $1,836 and $1,191 in 2019 and 2018, respectively	$8,290	$9,610
Non-cash interest capitalized to real estate under development	348	252
Additions to investment in real estate included in accounts payable and accrued liabilities	6,656	2,205

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”) all of which meet the definition of “non-GAAP financial measure” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation and loss on extinguishment of debt, less recurring capital expenditures.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss before allocation to non-controlling interests, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
FFO
Net loss	$(133)	$(8,994)
Real estate depreciation and amortization	4,549	4,596
FFO	$4,416	$(4,398)

AFFO
FFO	$4,416	$(4,398)
Amortization of real estate tax intangible	119	118
Amortization of above- and below-market leases	(424)	(479)
Straight-line rent adjustments	634	256
Amortization of debt origination costs	504	521
Interest rate cap mark-to-market adjustments	-	(227)
Amortization of LTIP awards	156	568
Loss on extinguishment of debt	-	6,981
Recurring capital spending	(153)	(141)
AFFO	$5,252	$3,199
AFFO Per Share/Unit	$0.12	$0.07

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net) and loss on extinguishment of debt.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss before allocation to non-controlling interests, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA
Net loss	$(133)	$(8,994)
Real estate depreciation and amortization	4,549	4,596
Amortization of real estate tax intangible	119	118
Amortization of above- and below-market leases	(424)	(479)
Straight-line rent adjustments	634	256
Amortization of LTIP awards	156	568
Interest expense, net	8,274	8,543
Loss on extinguishment of debt	-	6,981
Adjusted EBITDA	$13,175	$11,589

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
NOI
Income from operations	$8,141	$6,530
Real estate depreciation and amortization	4,549	4,596
General and administrative expenses	1,668	3,138
Amortization of real estate tax intangible	119	118
Amortization of above- and below-market leases	(424)	(479)
Straight-line rent adjustments	634	256
NOI	$14,687	$14,159